Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of The Advisory Board Company of our reports dated April 30, 2003, with respect to the financial statements and schedule of The Advisory Board Company included in the Annual Report on Form 10-K for the year ended March 31, 2003.

Registration Statement Number	Description

333-84422	S-8
333-104584	S-3

/s/ ERNST & YOUNG LLP

Baltimore, Maryland
June 26, 2003